UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 1, 2004



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          -----------------------------


          DELAWARE                   0-18121               36-3664868
(State or other jurisdiction of    (Commission           (I.R.S. Employer
       Incorporation)              File Number)         Identification No.)

55TH STREET & HOLMES AVENUE
 CLARENDON HILLS, ILLINOIS                                    60514
   (Address of principal                                    (Zip Code)
     executive offices)



        Registrant's telephone number, including area code (630) 325-7300





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [  ]     Written communications pursuant to Rule 425 under
                  the Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the
                  Exchange Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
              ------------------------------------------

         The information provided in Item 2.03 below regarding the amendment to an existing credit agreement is incorporated herein by reference.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              ----------------------------------------------------------------
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
              ------------------------------------------------

     On November 1, 2004, MAF Bancorp, Inc. announced the completion of its acquisition of Chesterfield Financial Corp. In the transaction, each share of Chesterfield Financial common stock has been converted into the right to receive $20.48 and 0.2536 shares of MAF Bancorp common stock. The aggregate transaction value, including stock options, totals approximately $128.5 million, represented by $85.8 million in cash and approximately 983,000 shares of MAF Bancorp common stock. To fund a portion of the purchase price, MAF Bancorp amended its existing credit agreement with Harris Bank and Trust Company, Chicago, Illinois, effective November 1, 2004, to increase the amount of its term loan, the remaining principal balance of which was $45 million on October 31, 2004, to $70 million. As amended, the term note bears interest, at the borrower's option, at the lender's prime rate less 50 basis points or at one, two, three, six or twelve-month LIBOR plus 1.10% and matures in 2011.

     As part of the transaction, Chesterfield Federal Savings and Loan Association of Chicago, a wholly-owned subsidiary of Chesterfield Financial, has been merged into Mid America Bank, fsb, a wholly-owned subsidiary of MAF Bancorp. As a result of the merger, Mid America Bank has increased its direct financial obligations on certificates of deposit by approximately $74.4 million based on Chesterfield Federal balances as of October 31, 2004.

ITEM 7.01     REGULATION FD DISCLOSURE.
              ------------------------

     Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release issued by MAF Bancorp on November 1, 2004, announcing completion of its acquisition of Chesterfield Financial.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

         Exhibit 99.1      Press Release dated November 1, 2004.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MAF BANCORP, INC.


                                       By:  /s/ Jerry A. Weberling
                                            -----------------------------------
                                            Jerry A. Weberling
                                            Executive Vice President and
                                             Chief Financial Officer

Date:  November 3, 2004


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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
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Exhibit 99.1      Press Release dated November 1, 2004.


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